UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 9, 2013

Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(441) 278-9250

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07                                  Submission of Matters to a Vote of Security Holders.

Arch Capital Group Ltd.’s (“ACGL”) annual meeting of shareholders was held on May 9, 2013.  At the meeting, the holders of 121,674,936 common shares, which represents approximately 91 percent of the outstanding shares entitled to vote as of the record date of March 12, 2013, were represented in person or by proxy.  Matters submitted to shareholders at the meeting and the voting results thereof were as follows:

Item 1.  The vote on the election of the three Class III directors to hold office until the 2016 annual meeting of shareholders or until their successors are elected and qualified.  The voting results were as follows:

NOMINEE	FOR	WITHHELD	BROKER NON- VOTES
John L. Bunce, Jr.	114,002,793	583,834	7,088,309
Yiorgos Lillikas	114,470,795	115,832	7,088,309
Deanna M. Mulligan	114,483,987	102,640	7,088,309

Item 2.  The vote on the election of certain individuals as Designated Company Directors of certain of ACGL’s non-U.S. subsidiaries.  The voting results were as follows:

DIRECTOR	FOR	WITHHOLD	BROKER NON- VOTES
Anthony Asquith	114,510,258	76,369	7,088,309
Edgardo Balois	114,513,836	72,791	7,088,309
Dennis R. Brand	114,485,405	101,222	7,088,309
Peter Calleo	114,510,055	76,572	7,088,309
Paul Cole	114,519,021	67,606	7,088,309
Michael Constantinides	114,506,909	79,718	7,088,309
Graham B.R. Collis	111,254,522	3,332,105	7,088,309
William J. Cooney	114,514,737	71,890	7,088,309
Nick Denniston	114,513,636	72,991	7,088,309
Michael Feetham	114,514,971	71,656	7,088,309
Stephen Fogarty	114,517,500	69,127	7,088,309

Elisabeth Fullerton-Rome	114,515,606	71,021	7,088,309
Marc Grandisson	114,510,241	76,386	7,088,309
Michael A. Greene	114,510,541	76,086	7,088,309
Jerome Halgan	114,518,815	67,812	7,088,309
David W. Hipkin	114,510,417	76,210	7,088,309
W. Preston Hutchings	114,511,438	75,189	7,088,309
Constantine Iordanou	114,521,146	65,481	7,088,309
Wolbert H. Kamphuijs	114,512,595	74,032	7,088,309
Michael H. Kier	114,518,926	67,701	7,088,309
Lin Li-Williams	114,520,220	66,407	7,088,309
Mark D. Lyons	110,572,581	4,014,046	7,088,309
Adam Matteson	114,519,115	67,512	7,088,309
Robert McDowell	114,519,376	67,251	7,088,309
David H. McElroy	114,510,230	76,397	7,088,309
Rommel Mercado	114,519,890	66,737	7,088,309
David J. Mulholland	114,520,406	66,221	7,088,309
Michael R. Murphy	114,516,736	69,891	7,088,309
Martin J. Nilsen	114,519,153	67,474	7,088,309
Mark Nolan	114,520,406	66,221	7,088,309
Marita Oliver	114,512,462	74,165	7,088,309
Nicolas Papadopoulo	114,513,725	72,902	7,088,309
Elizabeth Quinn	114,513,046	73,581	7,088,309
Maamoun Rajeh	114,519,292	67,335	7,088,309
John F. Rathgeber	114,510,541	76,086	7,088,309
Andrew Rippert	114,507,084	79,543	7,088,309
Carla Santamaria-Seña	114,540,987	45,640	7,088,309

Arthur Scace	114,515,892	70,735	7,088,309
Scott Schenker	114,515,840	70,787	7,088,309
Søren Scheuer	114,519,085	67,542	7,088,309
Budhi Singh	114,510,353	76,274	7,088,309
Helmut Söhler	114,538,350	48,277	7,088,309
Iwan Van Munster	114,541,767	44,860	7,088,309
Angus Watson	114,514,964	71,663	7,088,309
James R. Weatherstone	114,513,793	72,834	7,088,309
Gerald Wolfe	114,518,178	68,449	7,088,309

Item 3.  The vote on the ratification of the selection of PricewaterhouseCoopers LLP as ACGL’s independent registered public accounting firm for the year ending December 31, 2013.  The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
121,403,327	256,562	15,047	0

Item 4.  The vote on a proposal on advisory vote on executive compensation (say-on-pay).  The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
108,684,380	5,868,238	34,009	7,088,309

ITEM 8.01                                  Other Events.

Preferred Share Dividends.  On May 9, 2013, the Board of Directors (the “Board”) of ACGL declared dividends with respect to the outstanding13,000,000 shares of its 6.75% Non-Cumulative Preferred Shares, Series C, $0.01 per share (the “Series C Shares”), with a liquidation preference of $25.00 per share, as outlined below.  All such dividends will be payable out of lawfully available funds for the payment of dividends under Bermuda law on June 30, 2013 to holders of record of the Series C Shares, as of June 15, 2013, unless determined otherwise by the Board or the Executive Committee of the Board on or prior to the applicable effective date.

Series	Effective Date for Declaration	Dividend Period	Dividend Amount	Rate Per Share
Series C	6/30/13	3/31/13-6/29/13	$5,484,375	$0.421875

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: May 10, 2013	By:	/s/ Marc Grandisson
Name: Marc Grandisson Title: Chairman and Chief Executive Officer of Arch Worldwide Reinsurance Group